Exhibit 99.1
TRIDENT MICROSYSTEMS PROVIDES UPDATE ON STOCK OPTION REVIEW, AND ANNOUNCES
EXPECTED RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
     SANTA CLARA, Calif., Oct. 25 /PRNewswire-FirstCall/ — Trident Microsystems, Inc. (Nasdaq: TRID — News) a leading provider of digital TV technology for the consumer digital video marketplace, today announced an update on the on-going internal investigation of the Company’s stock option grant practices and related accounting issues. The investigation is being conducted by a Special Committee of the Company’s Board of Directors, consisting of independent members of the Board who have not previously served as members of the compensation committee, with the assistance of independent outside legal counsel and accountants.
At this time, the Special Committee has not completed its work, nor has it reached its final conclusions. However, as a result of the Special Committee’s investigation, the Company has reached a conclusion that incorrect measurement dates for certain stock option grants were used for financial accounting purposes. Accordingly, the Company expects to recognize material non-cash, stock-based compensation expense for the affected periods. Any such stock-based compensation charges would have the effect of decreasing income from operations, net income and retained earnings figures contained in the Company’s historical financial statements. The Company does not expect that any additional non-cash stock-based compensation expense recorded will affect the Company’s previously reported cash positions or revenues.
The Company is not yet able to determine the final amount of such charges or the resulting tax and accounting impact of these actions or the impact on internal control over financial reporting. However, the Company expects that the effects on previously reported financial statements will be material and may affect financial statements from the date of its initial public offering to the present.
As a result, on October 24, 2006, the Audit Committee and management of the Company, after reviewing information provided by the Special Committee, concluded that the Company will need to restate certain annual and interim consolidated financial statements for at least some periods, although it has not yet concluded which specific periods may require restatement. The Audit Committee has further concluded that the Company’s previously issued consolidated financial statements should no longer be relied upon.
As soon as practicable following the completion of the internal investigation and the review of conclusions of the Special Committee by the Company and the external auditors, the Company intends to prepare restated financial statements for all affected periods and thereafter become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, and DCRT. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
Safe Harbor Statement
This report contains forward-looking statements that involve risks and uncertainties, including statements regarding the determinations resulting from the Audit Committee’s preliminary conclusions from its review of information provided by the Special Committee of the Company’s stock option grant practices and related accounting issues, anticipated expenses related to the review and other statements regarding our expected performance. Factors that could cause actual results to differ materially include the final conclusions of the Special Committee or the Audit Committee (and the timing of such conclusions) concerning matters relating to the Company’s stock option grants and related accounting issues; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the inability of the Company to file reports with the SEC on a timely basis; risks associated with the Company’s inability to meet Nasdaq requirements for continued listing, including possible delisting; and risks of litigation related to these issues, potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other regulatory agencies, and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further information on potential factors that could affect the Company’s results are included in its Form 10-K for the year ended June 30, 2005 and Form 10-Q for the quarter ended March 31, 2006 which are on file with the Securities and Exchange Commission. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

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